Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

August 2, 2017
The Boeing Company
100 North Riverside
Chicago, Illinois 60606-1596

Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We are issuing this opinion letter in our capacity as legal counsel to The Boeing Company, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about August 2, 2017, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, on a delayed basis, by the selling stockholder identified in the Registration Statement, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 14,435,370 shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”). The shares of Common Stock to be sold by the selling stockholder identified in the Registration Statement are referred to herein as the “Securities.”
In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company; (ii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the Company; and (iii) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.
We have also assumed that:
(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;
(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered;
(v) the Securities offered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and
(vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Securities have been duly authorized, validly issued and fully paid and are non-assessable.
Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Securities.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present internal law of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
Yours very truly,
/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP

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